UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California	92660-6429
(Address of Principal Executive Offices)	(Zip Code)

(949) 718-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS WITH CERTAIN OFFICERS

Restricted Stock Unit Awards to Abdo H. Khoury and Donald D. Bradley

On April 23, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Nationwide Health Properties, Inc. (the “Company”) approved the grant of 30,807.1473 “Restricted Stock Units” to each of Abdo H. Khoury, the Company’s Senior Vice President and Chief Financial and Portfolio Officer, and Donald D. Bradley, the Company’s Senior Vice President and Chief Investment Officer.

The Restricted Stock Units that become vested will be paid, on a one-for-one basis, in shares of the Company’s common stock. Subject to Mr. Khoury’s continued employment with the Company, the Restricted Stock Units granted to Mr. Khoury will generally vest with respect to 50% of the units on July 23, 2012, with respect to an additional 20% of the units on each of January 23, 2013 and January 23, 2014, and with respect to the final 10% of the units on January 23, 2015. Subject to Mr. Bradley’s continued employment with the Company, the Restricted Stock Units granted to Mr. Bradley will generally vest with respect to 50% of the units on January 23, 2014, with the remaining 50% of the units vesting in seven substantially equal annual installments on each subsequent anniversary of such date so that the award is fully vested on January 23, 2021. The Restricted Stock Units are subject to full or partial accelerated vesting in the event of certain terminations of employment or upon certain changes in control of the Company. The Restricted Stock Units will generally be paid as they become vested although Messrs. Khoury and Bradley may elect to have the units paid on a deferred basis.

The foregoing description of the grants of Restricted Stock Units to Messrs. Khoury and Bradley is qualified in its entirety by reference to the Stock Unit Agreements that evidence such grants, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Amended and Restated Employment Agreement with Douglas M. Pasquale

On April 23, 2007 the Committee approved an amended and restated employment agreement with Douglas M. Pasquale (the “Pasquale Employment Agreement”), the Company’s President and Chief Executive Officer. The Pasquale Employment Agreement is effective April 23, 2007 (the “Effective Date”).

Subject to certain termination provisions, the Pasquale Employment Agreement provides for an initial term of employment extending until the third anniversary of the Effective Date; provided, however, that on the first day of each month after the Effective Date, the employment term automatically will be extended so as to terminate on the third anniversary of such date unless the Company or Mr. Pasquale gives notice that the term will not be further extended.

The Pasquale Employment Agreement provides for Mr. Pasquale to receive the following compensation and benefits during the employment term: (i) base salary at an annual rate of $538,500 (subject to annual review by the Committee); (ii) an annual bonus opportunity, ranging from 100% to 200% of Mr. Pasquale’s annual base salary, determined by the Committee based on the Company’s and Mr. Pasquale’s performance; (iii) share-based compensation at least annually in accordance with the Company’s compensation plans; and (iv) participation in the Company’s other benefit plans applicable to the Company’s senior executives.

The Pasquale Employment Agreement also provides that, if Mr. Pasquale’s employment is terminated by the Company without “Cause” (and not on account of death or total disability) or by Mr. Pasquale for “Good Reason,” then Mr. Pasquale will be entitled to receive the following separation benefits: (i) a pro-rated portion of his annual bonus for the fiscal year of separation; (ii) an amount equal to three times Mr. Pasquale’s highest annual base salary during any of the last three full fiscal years prior to separation, payable in equal monthly installments over the three-year period following separation; (iii) an amount equal to three times the average annual bonus earned by Mr. Pasquale over the last three full fiscal years prior to separation, payable in equal annual installments over the three-year period following separation; (iv) continued medical and life insurance benefits for three years following separation, on terms no less favorable in the aggregate than the most favorable of those provided to Mr. Pasquale

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during the year immediately preceding the separation; (v) accelerated vesting of all outstanding share-based awards; and (vi) performance-based dividend equivalents on outstanding stock options, to the extent earned by Mr. Pasquale through the date of separation, for the three-year period following separation. (The terms “Cause” and “Good Reason” are each defined in the Pasquale Employment Agreement.)

If Mr. Pasquale’s employment with the Company terminates on account of his death or total disability, Mr. Pasquale will be entitled to (i) a pro-rated portion of his annual bonus (at not less than 100% of base salary) for the fiscal year of separation and (ii) pro-rata vesting of outstanding share-based awards.

Should Mr. Pasquale’s separation benefits (whether under the Pasquale Employment Agreement or any other plan or arrangement) be subject to the excise tax imposed under Section 280G of the Internal Revenue Code of 1986 (“Section 280G”), the Pasquale Employment Agreement provides that the Company will make an additional payment to Mr. Pasquale so that the net amount of such payment (after taxes) received by Mr. Pasquale is sufficient to pay the excise tax due.

The foregoing description of the Pasquale Employment Agreement is qualified in its entirety by reference to the Amended and Restated Employment Agreement, dated as of April 23, 2007, between Nationwide Health Properties, Inc. and Douglas M. Pasquale, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amended and Restated Change in Control Agreements with Other Named Executive Officers

On April 23, 2007, the Committee approved amended and restated change in control agreements with each of Mr. Khoury, Mr. Bradley and David E. Snyder, the Company’s Vice President and Controller (the “Change in Control Agreements”).

The Change in Control Agreements provide that, if within 6 months prior to or three years following a “Change in Control” of the Company the executive’s employment is terminated by the Company without “Cause” (and not on account of death or total disability) or by the executive for “Good Reason,” then the executive will be entitled to receive the following separation benefits: (i) an amount equal to three times the executive’s highest annual base salary during any of the last three full fiscal years prior to separation, payable in equal monthly installments over the three-year period following separation; (ii) an amount equal to three times the average annual bonus earned by the executive over the last three full fiscal years prior to separation (or, if the executive has not been employed for three full fiscal years or has not received three annual bonuses, the average of the last two actual bonuses received by the executive and the executive’s target bonus for the year of separation), payable in equal annual installments over the three-year period following separation; (iii) continued medical and life insurance benefits for three years following separation, on terms no less favorable in the aggregate than the most favorable of those provided to the executive during the year immediately preceding the separation; (iv) accelerated vesting of all outstanding share-based awards; and (v) performance-based dividend equivalents on outstanding stock options, to the extent earned by the executive through the date of separation, for the three-year period following separation. (The terms “Cause,” “Good Reason” and “Change in Control” are each defined in the Change in Control Agreements.)

Should an executive’s separation benefits (whether under a Change in Control Agreement or any other plan or arrangement) be subject to the excise tax imposed under Section 280G, the Change in Control Agreements provide that the Company will make an additional payment to the executive so that the net amount of such payment (after taxes) received by the executive is sufficient to pay the excise tax due.

The foregoing description of the Change in Control Agreements is qualified in its entirety by reference to the form of Change in Control Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Board previously approved, subject to stockholder approval, an amendment to Section 1 of Article IV of the Company’s charter increasing the authorized number of shares of the Company’s common stock from

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100,000,000 to 200,000,000 (the “Charter Amendment”). The Company’s stockholders approved the Charter Amendment at the annual meeting of stockholders held on April 24, 2007. On April 25, 2007, the Company filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland effectuating the Charter Amendment.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to the Articles of Amendment of the Amended and Restated Articles of Incorporation of the Company, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
3.1	Articles of Amendment of the Amended and Restated Articles of Incorporation of the Company.

10.1	Stock Unit Award Agreement, dated as of April 23, 2007, between Nationwide Health Properties, Inc. and Abdo H. Khoury.

10.2	Stock Unit Award Agreement, dated as of April 23, 2007, between Nationwide Health Properties, Inc. and Donald D. Bradley.

10.3	Amended and Restated Employment Agreement, dated as of April 23, 2007, between Nationwide Health Properties, Inc. and Douglas M. Pasquale.

10.4	Form of Change in Control Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nationwide Health Properties, Inc.
(Registrant)

	By:	/s/ Abdo H. Khoury
Date: April 27, 2007		Abdo H. Khoury
Senior Vice President and Chief Financial and Portfolio Officer

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